UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 28, 2007

ACORN ENERGY, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-19771	22-2786081
(State or Other Jurisdiction	(Commission file Number)	(IRS Employer
of Incorporation)		Identification No.)

4 West Rockland, Montchanin, Delaware	19710
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 656-1707

Acorn Factor, Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

We have elected to redeem on January 29, 2008 all of our then outstanding 10% Convertible Redeemable Subordinated Debentures due March 30, 2011. The redemption price is equal to the outstanding principal amount of the debentures, plus accrued and unpaid interest thereon to the redemption date. Payment of the redemption price will be made against presentation and surrender of the original debentures. On December 28, 2007, we sent notice of the redemption to each of the debenture holders. Under the terms of the debentures, the redemption notice is irrevocable.

Under the terms of the debentures, at any time prior to 5:00 p.m. Eastern Standard time on January 29, 2008, each debenture holder may convert up to 50% of the original principal amount of the debenture, less any amounts previously converted, into our common stock, at a conversion price of $3.80 per share.

Debentures with an aggregate principal amount of approximately $6.5 million are outstanding, of which approximately $3.1 million is convertible. If all debenture holders were to exercise their conversion rights in full prior to the redemption date, we would be obligated to pay approximately $3.4 million plus accrued and unpaid interest to redeem the balance of the debentures. A copy of the Press Release announcing the redemption is attached hereto as Exhibit 99.1.

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective January 1, 2008, we changed our name from Acorn Factor, Inc. to Acorn Energy, Inc. The name change was effeced pursuant to Section 253 of the General Corporation Law of the State of Delaware by merging a wholly-owned subsidiary of the registrant into the registrant. The registrant is the surviving corporation and, in connection with the merger, we have amended our Certificate of Incorporation to change our name to Acorn Energy, Inc. pursuant to the Certificate of Ownership and Merger filed with the Secretary of State of the State of Delaware. A copy of the Certificate of Ownership and Merger is attached hereto as Exhibit 3.1.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Ownership and Merger dated December 21, 2007 effecting the name change to Acorn Energy, Inc.

99.1	Press Release dated January 2, 2008 announcing the debenture redemption.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 2nd day of January 2008.

ACORN ENERGY, INC.

By: /s/ Sheldon Krause
Name: Sheldon Krause
Title: Secretary and General Counsel